Exhibit 10(k)

[EXECUTION COPY]

EMPLOYMENT AGREEMENT
____________________

     AGREEMENT, dated as of March 31, 2009, between Dataram Corporation (the "Company"), a New Jersey corporation having a mailing address at P.O. Box 7528, Princeton, New Jersey 08543-7528, and David Sheerr (the "Executive"), an individual having a mailing address at c/o Micro Memory Bank, Inc., Corporate Drive, Montgomeryville, PA 18936.

     WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.     Term Of Employment.  The Company will employ the Executive, and the Executive hereby accepts employment by the Company, on the terms and conditions contained in this Agreement for the period commencing upon the date of this Agreement and ending on the fourth anniversary of the date set forth above (the "Expiration Date"); provided, however, that such employment is conditioned on the Company's continued operation of the Unit defined in Section 2.1 of this Agreement.

     2.     Duties.

     2.1    Position.  During the term of Executive's employment under this Agreement (the "Term"), the Executive shall serve as the Company's general manager of the micro memory business unit (the "Unit") of the Company and report directly to the President and CEO of the Company, with such additions to the scope of the duties of his employment within the Company's field of operations or those of the Company's subsidiaries or affiliated corporations as the Company may direct.

     2.2    Time.  The Executive shall devote all of his business time, energy and skill to the affairs of the Company and its subsidiaries and affiliated corporations and to the promotion of their interests, provided that the Executive may serve as a director of such business and not-for-profit corporations, and as a principal of businesses and other ventures, as the Company shall permit in its discretion.  The Company hereby permits Executive to devote reasonable time, energy and skill to the disposition of the inventory of Micro Memory Bank, Inc. existing on the date of this Agreement, so long as such disposition does not interfere with Executive's duties to the Company as determined in the reasonable judgment of the Company's President.

     3.     Compensation.

     3.1    Base Compensation.  During the Term, the Company shall pay the Executive a salary at the rate of $200,000 per annum, payable in equal installments in accordance with the Company's normal practices for payment of executives.  Executive shall receive such annual increases in Base Compensation as the Board of Directors of Company deems appropriate.

     3.2    Bonus Compensation.  The Executive shall receive an annual incentive bonus payment, based on the Company's fiscal year to be paid 30 days after the end of the Company's fiscal year, and based on a designated percentage of EBITDA of the Unit, provided the Unit's EBITDA for such year is $500,000 or higher.  The designated percentage of EDITDA shall be calculated by multiplying the percentage obtained by $100,000. The bonus for any year shall be no more than $100,000.  EBITDA will be calculated in accordance with GAAP.  EBITDA expenses will be calculated based on the following:  (i) all direct expenses of the business unit to be operated following consummation of this transaction (the "Unit"), including personnel, personnel benefits, facilities, equipment, etc. will be included; (ii) synergistic savings will be credited to the Unit based on agreement between the Executive and the President of the Company; and (iii) proportional corporate expenses, including accounting, audits, SOX Compliance and corporate support and not to exceed $100,000 per year, will be included. The Company shall permit Executive and Executive's legal and accounting advisors full, complete and prompt access, upon reasonable prior notice and at such times as are reasonably acceptable to the Company and Executive, to all books, records, and other documents as may from time to time be reasonably requested by Executive to verify the calculation of the EBITDA as contemplated by this Section 3.2.

     3.3    Reimbursement for Expenses.  During the Term, the Company will reimburse the Executive for all documented expenses properly incurred by the Executive in the performance of the Executive's duties under this Agreement.

     3.4    Stock Options.  Subject to the approval of Dataram's Board of Directors and its standard stock option procedures, non-statutory five-year Dataram stock options in the total amount of 100,000 shares per year will be made available annually for four years to the Unit, to be allocated among Mr. Sheerr and certain employees of such unit as are recommended by Mr. Sheerr in his capacity as general manager, subject to standard Dataram stock option guidelines.  All such options shall have an exercise price equal to fair market value on date of grant and shall vest on or after the first anniversary of the date of grant.  The first year's stock option for an aggregate of 100,000 shares will be granted within 90 days from the date of this Agreement.

     3.5    Other Benefits.  In addition to the benefits specified in Sections 3.1 through 3.4, during the Term the Executive will be entitled to participate in any present and future life insurance, travel insurance, disability insurance, health insurance, pension, retirement and similar plans adopted by the Company for the general and overall benefit of its employees and its principal executives.  The Executive shall be entitled to twenty (20) days paid vacation per year.

     3.6    Withholding.  The Company shall have the right to withhold from any amounts payable hereunder any amounts required to be withheld by the appropriate taxing authorities.

     4.     Nonassignability Of Benefits.  No benefit under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer or assignment by the Executive, his beneficiaries or his estate, nor shall any benefit in any manner be liable for or subject to attachments or legal process for or against the Executive, his beneficiaries or his estate.

     5.     Termination Of Agreement.

     5.1    Termination Generally.  Except as otherwise expressly stated herein, this Agreement, and all liabilities and obligations of the Company to the Executive under this Agreement, shall cease and terminate upon the earliest of the events specified below, provided that such termination shall not effect the right of the Executive or his estate or beneficiaries to receive any salary or bonus accrued but unpaid, and shall not affect any vested rights which the Executive may have pursuant to any insurance or other benefit plans or any other plans, policies or arrangements of the Company or any of its subsidiaries or affiliated corporations:

     (a)    the occurrence of the Expiration Date;

     (b)    the date of a determination by the Company that this Agreement should be terminated by reason of the Executive's suffering from a disability to such an extent that he will be unable to perform the functions of his office for a continuous period of not less than 6 months from the date of such determination;

     (c)    in the event the Company is consolidated with or merged into any other corporation or entity or sells or conveys to any other corporation or entity all or substantially all of its assets, or there is a change in control of the Company (defined as a change in ownership resulting in an individual, entity or group owning 51% or more of the outstanding shares of the Company's Common Stock), the Company or any such successor entity may terminate this Agreement upon thirty (30) days notice to the Employee;

     (d)    the death of the Executive, subject to Section 5.3;

     (e)    the date of termination for cause as discussed in Section 5.2; and

     (f)    voluntary termination of the Executive pursuant to Section 5.4 hereof.

     5.2    Termination for Cause.  Anything herein to the contrary notwithstanding, the Company may terminate the Term and all of the Company's then remaining obligations hereunder for cause.  For purposes of this Agreement, "cause" shall mean the Executive's material breach of this Agreement as defined by any of the following actions of the Executive: (a) the Executive's gross negligence in performing his duties or willful or knowing failure or refusal to perform his duties as directed by the Company; (b) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (c) the misappropriation (or attempted misappropriation) of any funds or property of the Company; (d) any breach of any duty of loyalty (imposed by this Agreement, at law, in equity or otherwise) owed to the Company; (e) the conviction of any crime involving an act of dishonesty or moral turpitude; or (f) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

     5.3     Death.  If the Executive dies during the Term, the Executive's estate shall be entitled to receive the base compensation provided in Section 3.1 at the then current rate to the last day of the 6th month after his death occurs together with the bonus for any fiscal year which concludes during that 6 month period.  If a fiscal year does not conclude during such 6 months, the Executive's estate shall be entitled to a bonus for the year of his death prorated according to the number of months in such year through the 6th month of the Executive's death

     5.4     Termination by Executive.  The Executive may terminate his employment under this Agreement upon 120 days written notice.

     5.5    Post-Termination Compensation.  In the event the Executive is terminated by the Company other than for cause, or a notice of termination is given by the Executive pursuant to 5.4 by reason of a material (a) decrease in base salary or (b) change in job description, status or position, (c) diminution of duties or (d) change in location of employment to a location more than fifty miles from the headquarters of the Unit at the date of this Agreement, then the Company will pay the Executive six months base salary at the rate existing 60 days prior to the date of the notice of termination.  Such payment shall be considered to be a severance payment and shall relieve the Executive and the Company of all obligations hereunder except that the Executive's covenants in Section 6, 7 and 8 shall be continuing obligations.

     6.     Confidentiality.  During the Term and for three years thereafter Executive will not disclose information concerning the Company's affairs, including undisclosed financial information, products, the identity of suppliers and the identity of customers, as to which the Executive has obtained specific knowledge during the Term and which is otherwise unknown to the public.  The Executive's obligations under this Section 6 shall survive the termination or expiration of this Agreement.

     7.     Assignment And Disclosure Of Inventions.  As used herein, "Restricted Inventions" shall mean all inventions, discoveries, improvements or modifications to inventions or discoveries, whether or not patentable, which are conceived of and/or reduced to practice, by the Executive, alone or with others, at any time during the Term and which are used or useful by the Company in any of its lines of business.  The Executive shall disclose any Restricted Invention promptly to the Company and the Executive hereby assigns the Company all rights to any Restricted Invention.  The Executive will execute and deliver all documents and instruments necessary or desirable for the Company to apply for and obtain domestic and foreign patents for Restricted Inventions.  The Executive's obligations under this Section 7 shall survive the termination or expiration of this Agreement.

     8.     Competition And Post Employment Restriction.

     8.1    Restrictions.  During the term of this Agreement and (i) for one year thereafter, if Executive's employment with the Company is three years or longer or (ii) for two years thereafter, if Executive's employment with the Company is less than three years, the Executive covenants and agrees that the Executive shall not directly or indirectly, without the Company's prior written consent:  (a) make any public statement or disclosures inconsistent with his duties to advance the business and interests of the Company or make any statement disparaging the Company; (b) engage in selling, purchasing inventory or product, research, scientific investigation, employment or consulting as an officer, director, employee, consultant or individual in any capacity whatsoever in any enterprise (whether or not for profit) which competes substantially with the business of the Company or the Company's interests, successors or affiliates; or (c) solicit employees of the Company in connection with any business, whether or not such business competes with the business of the Company, its successors or affiliates.  If the Company is making payments to the Executive pursuant to the terms of this Agreement after the fourth anniversary of this Agreement, the additional one year period set forth in the first sentence of this Section 8.1 shall be extended to one year after the date the last such payment is made by the Company to the Executive.  The Company expressly excepts from the restrictions set forth in subsection (b) above the sale of the inventory of Micro Memory Bank, Inc. as contemplated in Section 2.2 hereof.

     The Executive represents and warrants that his employment by the Company, as set forth herein, does not and will not cause him to be in breach of any other employment agreement or arrangement with any other party.  The Executive's obligations under this Section 8 shall survive the termination or expiration of this Agreement.

     8.2    Covenants Extendable and Divisible.  In the event of a breach by the Executive of any covenant set forth in Section 8.1 of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.  If any covenant in Section 8.1 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the
Executive.

     9.     Injunctive Relief.  The Executive acknowledges that disclosure of any Restrictive Inventions or any breach of any restrictive agreements contained herein shall give rise to irreparable injury to the Company.  The damage done to the Company will be difficult to ascertain and the Company will be inadequately compensated in damages.  Accordingly, the Company may seek and obtain injunctive relief against the breach of the foregoing undertakings, in addition to any other legal remedies, which may be available.  The Executive further acknowledges and agrees that in the event of the termination of employment with the Company, the Executive's experience and capabilities are such that the Executive can obtain employment in business activities which are of a different or noncompeting nature with his activities as an Executive of the Company; and the enforcement of a remedy hereunder by way of injunction shall not prevent the Executive from earning a reasonable livelihood.  The Executive further acknowledges and agrees the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     10.     Severability.  Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable, due to being overbroad, shall be deemed to be amended to be only as broad as may be fully enforceable.  Any provision of this Agreement which, notwithstanding the foregoing sentence, is determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, shall not affect, impair or invalidate the remainder of this Agreement.

     11.     Successors And Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators, legal representatives and assigns.

     12.     Notices.  All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed by first class certified mail, return receipt requested, postage prepaid, to the parties at their address as first set forth above.  A copy of any notice to the Company also shall be sent to:

               Thomas J. Bitar, Esq.
               Dillon, Bitar & Luther
               53 Maple Avenue
               Morristown, New Jersey 07960

A copy of any notice to the Executive shall be sent to:

               L. Gerald Rigby, Esquire
               Archer & Greiner
               One Liberty Place, 32nd Floor
               1650 Market Street
               Philadelphia, PA  19103

Either party, by notice in writing mailed to the other as provided herein, may change the address to which future notices to such party shall be mailed.

     13.     Miscellaneous.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey.  This Agreement embodies the entire agreement and understanding between the Company and the Executive and supersedes all prior agreements and understandings relating to the subject matter hereof except for written obligations relating to the stock option and benefit plan.  This Agreement may not be modified or amended or any term or provision thereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  All prior Agreements between the parties concerning the subject matters of this Agreement are hereby terminated.  The headings of this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.

                         [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

                                   DATARAM CORPORATION

                                   By:
                                       /s/ John H. Freeman
                                       John H. Freeman, President
                                       and Chief Executive Officer

                                   THE EXECUTIVE

                                   /s/ David Sheerr
                                   David Sheerr